Exhibit 24
POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned Directors and officers of Cleveland-Cliffs Inc., an Ohio corporation ("Company"), hereby constitute and appoint C. Lourenco Goncalves, Keith A. Koci, James D. Graham and Kimberly A. Floriani, and each of them, their true and lawful attorney or attorneys-in-fact, with full power of substitution and revocation, for them and in their name, place and stead, to sign on their behalf as a Director or officer of the Company, or both, as the case may be, an Annual Report on Form 10-K pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 for the fiscal year ended December 31, 2020, and to sign any and all amendments to such Annual Report, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney or attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney or attorneys-in-fact or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Executed as of the 24th day of February, 2021.

/s/ C. L. Goncalves	/s/ Keith A. Koci
C. L. Goncalves, Chairman, President and Chief Executive Officer	K. A. Koci, Executive Vice President, Chief Financial Officer
/s/ K. A. Floriani	/s/ J. T. Baldwin
K. A. Floriani, Vice President, Corporate Controller & Chief Accounting Officer	J. T. Baldwin, Director
/s/ R. P. Fisher, Jr.	/s/ W. K. Gerber
R. P. Fisher, Jr., Director	W. K. Gerber, Director
/s/ S. M. Green	/s/ M. A. Harlan
S. M. Green, Director	M. A. Harlan, Director
/s/ R. S. Michael, III	/s/ J. L. Miller
R. S. Michael, III, Director	J. L. Miller, Director
/s/ E. M. Rychel	/s/ G. Stoliar
E. M. Rychel, Director	G. Stoliar, Director
/s/ D. C. Taylor	/s/ A. M. Yocum
D. C. Taylor, Director	A. M. Yocum, Director